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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report                                                 February 20, 2003
(Date of earliest event reported)                              February 19, 2003


                             Kankakee Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


        1-13676                                         36-3846489
(Commission File Number)                 (I.R.S. Employer Identification Number)



310 South Schuyler Avenue, Kankakee, Illinois                           60901
   (Address of principal executive offices)                           (Zip Code)



                                 (815) 937-4440
              (Registrant's telephone number, including area code)

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Item 5.  Other Information and Regulation FD Disclosure

         Pursuant to a stock buyback program authorized by the Board of Directors of Kankakee Bancorp, Inc. (the "Company"), on February 18, 2003, after being approached by two stockholders offering to sell their shares to the Company, the Company purchased an aggregate of 174,270 shares of its common stock in open market transaction at a purchase price of $40.02 per share, the current market price immediately prior to the transaction. The sellers were Lawrence B. Seidman, and related parties under his control, and Investors of America, Limited Partnership.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          KANKAKEE BANCORP, INC.

Dated:  February 20, 2003                 By: /s/ Ronald J. Walters
                                              ----------------------------------
                                                Ronald J. Walters
                                                Vice President and Treasurer